Exhibit 10.6

STOCK PURCHASE AGREEMENT

This AGREEMENT (this “Agreement”) is made as of this 11th day of August, 2021 by and between Alberton Acquisition Corporation, a British Virgin Islands exempted company (the "Company”) and JSDC Investment LLC (“Buyer”).

WHEREAS, the Company was organized for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business (“Business Combination”); and

WHEREAS, the Company has entered into that certain Merger Agreement dated October 27, 2020 by and among the Company, Alberton Merger Subsidiary Inc., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and SolarMax Technology, Inc., a Nevada corporation (“SolarMax”), as amended by amendments dated November 10, 2020, March 31, 2021 and August 11, 2021, which agreement, as so amended being referred to as the “Merger Agreement,” pursuant to which Merger Sub will merge with and into SolarMax (the “Merger”) SolarMax will survive the Merger as a wholly-owned subsidiary of the Company; and

WHEREAS, the Company has filed a prospectus/proxy statement in Form S-4 (File Number 333-251825) relating to the transactions contemplated by the Merger Agreement which has not been declared effective by the U.S. Securities and Exchange Commission (the “Registration Statement”); and

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

Purchase and Closing

Section 1.01 Immediately prior to, but subject to the completion of, the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the Buyer shall purchase from the Company and the Company shall sell to the Buyer, the number of no par value ordinary shares (the “Shares”) of the Company equal to (i) Six Million U.S. Dollars ($6,000,000) (the “Purchase Price”) divided by (ii) the Redemption Price. The “Purchase Price per Share” is $6,000,000 divided by the number of shares being issued. At the Closing, Buyer shall pay the Purchase Price to the Company by wire transfer of immediately available funds as provided in Section 1.02. For the purpose of this Agreement, “Redemption Price” means an amount equal to price at which one share of the Company’s ordinary share is redeemed or converted pursuant to the redemption provided in connection with the Merger as set forth in the amended and restated memorandum and articles of association of the Company (as equitably adjusted for stock splits, stock dividends, combinations, recapitalization and the like after the closing of the Merger).

Section 1.02 The Company shall provide written notice (which may be given via email) to the Buyer (the “Closing Notice”) that the Company and SolarMax reasonably expect the Closing to occur on a date specified in the notice (the “Scheduled Closing Date”) that is not less than three business days from the date of the Closing Notice, which Closing Notice shall contain wire instructions for trust account (the “Trust Account”)_pursuant to the Investment Management Trust Agreement dated October 23, 2018 between the Company and Continental Stock Transfer & Trust Company (the “Trustee”). At least two business days prior to the Scheduled Closing Date (unless otherwise agreed to by the Company and SolarMax), the Buyer shall deliver to the Trustee the Purchase Price by wire transfer of United States dollars in immediately available funds. The wire transfer shall identify the Buyer, and unless otherwise agreed by the Company the funds shall be wired from an account in the Buyer’s name. Upon the Closing, the Company shall provide instructions to the Trustee to release the funds in the Trust Account to the Company against the issuance by the Company’s transfer agent of the Shares to the Buyer, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in book-entry form. If this Agreement is terminated prior to the Closing and any funds have already been sent by the Buyer to the Trust Account, then promptly after such termination, the Company will instruct the Trustee to promptly return such funds to the Buyer. In the event that the consummation of the Transaction does not occur on the Scheduled Closing Date specified in the Closing Notice or within five (5) business days thereafter, unless otherwise agreed to in writing by the Company and the Buyer, the Company shall promptly cause the Trustee (but in no event later than four (4) business days after the Scheduled Closing Date specified in the Closing Notice) return the Purchase Price so delivered by Buyer to the Trustee by wire transfer in immediately available funds to the account specified by Buyer, and any book entries shall be deemed cancelled. The Shares will be issued in book entry form, although the Buyer has the right to request a physical certificate after the Closing. In the event that the Purchase Price is refunded to the Buyer pursuant to this Section 1.02, this Agreement shall remain in effect and the Buyer shall pay the Purchase Price as provided in this Section 1.02 upon delivery of a subsequent Closing Notice.

Section 1.03. Simultaneously with the execution and delivery of this Agreement, Buyer is delivering to the Company a duly completed and executed U.S. Internal Revenue Service Form W-9 or appropriate Form W-8.

ARTICLE II

Representations and Warranties of the Company

The Company hereby represents and warrants to Buyer on the date hereof and as of the Closing that:

Section 2.01 Organization. The Company is duly formed in the jurisdiction of its organization and, upon completion of the Redomestication will be a corporation organized, existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby and thereby.

Section 2.02. Authorization for the Shares. The Shares have been duly authorized and when issued and delivered to the Buyer against full payment therefor in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under this Agreement or applicable securities laws or that incurred by the Buyer) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents.

Section 2.03 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by the Company and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Company is a party which would prevent the Company from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Company is subject.

Section 2.04 No Broker. Neither the Company nor SolarMax has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Agreement.

ARTICLE III

Representations and Warranties of the Buyer

Buyer hereby represents and warrants to the Company on the date hereof and as of the Closing that:

Section 3.01 Organization. If an entity, the Buyer has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation. The execution, delivery and performance by the Buyer of this Agreement are within the powers of the Buyer, have been duly authorized and will not constitute or result in a material breach or default under or conflict with any law, statute, rule or regulation applicable to the Buyer, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Buyer is a party or by which the Buyer is bound, and, if the Buyer is not an individual, will not violate any provisions of the Buyer’s organizational documents. The signature on this Agreement is genuine, and the signatory, if the Buyer is an individual, has legal competence and capacity to execute the same or, if the Buyer is not an individual the signatory has been duly authorized to execute the same.

Section 3.02 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by Buyer and assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Buyer does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Buyer is a party which would prevent Buyer from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Buyer is subject.

Section 3.03 Governmental Approvals. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of Buyer required in connection with the consummation of the transactions contemplated in the Agreement have been or shall have been obtained prior to and be effective as of the Closing.

Section 3.04 Accredited Investor.

(a) Buyer is an accredited investor, as defined in Rule 501 of the SEC pursuant to the Securities Act and has completed and initialed the accredited investor questionnaire included as Exhibit A to this Agreement.

(b) Buyer is acquiring the Shares only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Buyer is not an entity formed for the specific purpose of acquiring the Shares.

(c) Applicable to non-U.S. investors: The Buyer understands that the sale of the Shares is made pursuant to and in reliance upon Regulation S promulgated under the Securities Act (“Regulation S”). The Buyer is not a U.S. Person (as defined in Regulation S), it is acquiring the Shares in an offshore transaction in reliance on Regulation S, and it has received all the information that it considers necessary and appropriate to decide whether to acquire the Shares hereunder outside of the United States. The Buyer is not relying on any statements or representations made in connection with the transactions contemplated hereby other than representations contained in this Agreement. The Buyer understands and agrees that Securities sold pursuant to Regulation S may be subject to restrictions thereunder, including compliance with the distribution compliance period provisions therein.

Section 3.05 No Brokers. No broker, investment banker, financial advisor, finder or other person has been retained by or is authorized to act on behalf of Buyer that will be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.06 Securities Law Compliance. The Buyer understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares issued at the Closing have not been registered under the Securities Act. The Buyer understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Buyer absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates (if any) or any book-entry shares representing the Shares issued at the Closing shall contain a legend or restrictive notation to such effect. The Buyer understands and agrees that the Shares, until registered under an effective registration statement, will be subject to transfer restrictions and, as a result of these transfer restrictions, the Buyer may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Buyer understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares. The Buyer understands that, because the Company is a shell corporation, the Buyer will not be eligible to use Rule 144 promulgated under the Securities Act for at least one year after “Form 10” information relating to the Merger has been filed with the SEC. The Buyer is not subject to the “Bad Actor” disqualification, as such terms is defined in Rule 506 of Regulation D, promulgated under the Securities Act. The Buyer understands that the Shares will be issued in book entry form.

Section 3.07 Risks of Investment.

(a) The Buyer acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC. The Buyer is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Buyer has sought such accounting, legal and tax advice as the Buyer has considered necessary to make an informed investment decision. Alone, or together with any professional advisor(s), the Buyer has considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Buyer and that the Buyer is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Buyer’s investment in the Company.

(b) The Buyer is aware that the Purchase Price per Share (i) represents a premium over the $10.50 price at which the Company’s shares are being issued to the stockholders of SolarMax pursuant to the Merger Agreement and (ii) represents a premium over the price at which holders of notes in the principal amount of $1,551,220 are to be converted, of which notes in the principal amount of $676,820 are held by the Company’s Sponsor, Hong Ye Hong Kong Shareholding Co., Limited, which price is ten times the average trading price of the rights of the Company during a period of 25 trading days ending on the second trading day prior to mailing of the final proxy statement to the Company’s shareholders in connection with the special meeting at which the Merger Agreement is being voted on by the Company’s shareholders.

(c) The Buyer acknowledges specifically that a possibility of total loss exists. In making its decision to purchase the Shares, the Buyer has relied solely upon independent investigation made by the Buyer and the representations and warranties of the Company set forth herein. Without limiting the generality of the foregoing, the Buyer has not relied on any projections or forecasts of future results of operations. Buyer acknowledges and agrees that Buyer had access to, and an adequate opportunity to review, financial and other information as Buyer deems necessary in order to make an investment decision with respect to the Shares.

(c) The Buyer understands and agrees that no federal or state agency has passed upon or endorsed the merits of this offering of the Shares or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the information provided to the Buyer.

Section 3.08. Anti-Money Laundering.  The operations of the Buyer, including the obligations of the Buyer pursuant to this Agreement, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in the United States and, if the Buyer is a resident of any country other  than the United States the anti-money laundering laws of the country in which the Buyer is a resident (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Buyer with respect to the Anti-Money Laundering Laws is pending or, to the Buyer’s knowledge, threatened and there is no basis for any such action, suit or proceeding.

Section 3.09. Absence of Certain Relationships.  To the best of the Buyer’s knowledge, none of: (i) the Buyer; (ii) any person controlling or controlled by the Buyer; (iii) any person having a beneficial interest in the Buyer; or (iv) any person for whom the Buyer is acting as agent or nominee in connection with the purchase of the Shares:

(a) is a country, territory, individual or entity named on a list maintained by of the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”), or a person or entity prohibited under the OFAC Programs.  The Buyer agrees to promptly notify the Company should the Buyer become aware of any change in the information set forth in these representations; or

(b) is a senior foreign political figure [1], or any immediate family [2] member or close associate [3] of a senior foreign political figure, as such terms are defined in the footnotes below.

[1]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
[2]	The “immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
[3]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure

ARTICLE IV

Registration Rights

Section 4.01 Demand Registration Rights. The Company hereby agrees with the Buyer or its permitted transferees (collectively, the “Holders”) that at any time after the Closing, upon the written notice of the Holders holding a majority of the Shares sold pursuant to this Agreement (the “Requesting Holders”), the Company shall, within forty-five (45) days of receipt of such written notice (the “Demand Notice”), file a registration statement under the Securities Act providing for the proposed resale of such Shares (the “Requested Shares”), all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Shares; provided that the Company shall not be obligated to effect any such registration under any one of the following conditions:.

(a) After the Company has effected two (2) such registrations pursuant to this Section 4.01 and each such registration has been declared or ordered effective;

(b) If any such Requesting Holders may dispose of shares of Registrable Securities pursuant to an effective registration statement on Form S-3 under the Securities Act as in effect on the date hereof or any successor form under the Securities Act (“Form S-3”); or

(c) The Company shall not undertake, or be required to undertake, any action to qualify, register or list any securities on any exchange other than the exchange on which its securities are traded at the time.

(d) In the event that an updated financial statements are required to file such registration statement, the Company can, at its sole discretion, defer the filing date of the registration statement beyond the forty-five (45) days of receipt of the Demand Notice until ten days after the Company has filed an annual or quarterly report, as the case may be, with such updated financial statements.

(e) The Company shall not be required to register any shares pursuant to this Section 4.01 or Section 4.02 which are not Registrable Shares. Registrable Shares shall mean and include the shares of Common Stock issued as part of the PIPE financing of which this agreement is a part, provided, however, that shares of Common Stock will cease to be Registrable Shares when (A) they have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or disposed of pursuant to Rule 144, (B) they are or may be freely traded without registration pursuant to Rule 144, or (C) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by the Company and the Company shall not have “stop transfer” instructions against them.

 Section 4.02 “Piggyback” Registration Rights. The Company hereby agrees with the Holders that at any time after the Closing, if the Company shall determine to proceed with the preparation and filing of a new registration statement under the Securities Act in connection with a proposed offer and sale of any of its securities by it or any of its security holders (other than (a) a registration statement on Form S-4, S-8 or other limited purpose form, the Company will give written notice of its determination to all Holders. Upon the written request from any Holders (the “Requesting Piggyback Holders”), within 10 days after their receipt of any such notice from the Company, the Company will, except as herein provided, cause all of the Shares covered by such request (the “Requested Piggyback Shares”) held by the Requesting Piggyback Holders to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Piggyback Shares. If any registration pursuant to this Section 4.02 shall be underwritten in whole or in part in connection with an underwritten offering by the Company or its securities, the Company may require that the Requested Piggyback Shares be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In such event, the Requesting Piggyback Holders shall, if requested by the underwriters, execute an underwriting agreement containing customary representations and warranties by selling shareholders; provided, that the representations by the Requesting Piggyback Holders shall be limited to matters relating to its ownership or the Shares being registered and related matters. If the managing underwriter of such public offering advises the Company that the inclusion of any or all of the Requested Piggyback Shares would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the securities offered by the Company, the number of shares of Requested Piggyback Shares otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the Requesting Piggyback Holders and all other holders of piggyback registration rights with respect to the Company’s shares who have requested inclusion of their securities or excluded in their entirety if so required by the underwriter. Registration pursuant to this Section 4.02 shall not be deemed to be a demand registration as described in Section 4.01 above. The Company’s obligations under this Section 4.02 shall not apply to the shares held by a Holder after the earlier of (a) three (3) years from the date of this Agreement, (b) the date that such shares held by a Holder have been sold pursuant to Rule 144 or an effective registration statement, and (c) such time as such shares held by a Holder are eligible for immediate resale pursuant to Rule 144.

Section 4.03 Registration Procedures. To the extent required by Sections 4.01 and 4.02, the Company will:

(a) prepare and file with the SEC a registration statement with respect to such securities, and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after the filing thereof;

(b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

(c) use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(d) notify the Holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(e)  prepare and file with the SEC, promptly upon the request of any Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of ordinary shares by such Holders;

(f)  prepare and promptly file with the SEC and promptly notify such Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

(g)  advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose.

It is a condition precedent to the obligations of the Company to take any action pursuant to this Article IV that the Requesting Holders shall cooperate with the Company in providing the information necessary to effect the registration of their Registrable Shares, including completion of customary questionnaires and furnishing of information regarding itself, the securities of the Company held by it and intended method of disposition as shall be reasonably requested in writing by the Company. Failure to do so will at minimum result in exclusion of such Holders’ Shares from the registration statement.

Section 4.04 Expenses. To the extent required by Sections 4.01 and 4.02, the Company will:

(a) Subject to Section 4.04(b), with respect to the any registration required pursuant to Sections 4.01 and 4.02 hereof, all reasonable fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph (b) below) in connection therewith shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration process begun pursuant to this Section 4.04 if the registration request is subsequently withdrawn at the request of the Holders or any subset thereof, unless the Holders agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 4.01.

(b) The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, filing, and FINRA fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in 4.04(a) above). Fees and disbursements of counsel and accountants for the Holders and any other expenses incurred by the Holders not expressly included above, including any underwriting discounts and selling commissions or other amounts payable to underwriter(s) or broker(s) in connection with the sale or disposition of the Holders’ Shares, shall be borne by the Holders or the applicable Holders (as the case may be) on a pro rata basis.

ARTICLE V

Acknowledgement; Waiver

Section 5.01 Acknowledgement; Waiver. Buyer (i) acknowledges that the Company may possess or have access to material non-public information which has not been and will not be communicated to Buyer; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Company or any of its officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transactions contemplated by this Agreement, including without limitation, any such claims arising under the securities or other laws, rules and regulations, and (iii) is aware that the Company is relying on the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

ARTICLE VI

Miscellaneous

Section 6.01 Termination. This Agreement shall terminate on the earlier of (i) the closing of the Merger, (ii) the date the Merger Agreement is terminated, and (iii) the last day by which the Company must complete a business combination, which is presently October 26, 2021

Section 6.02 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

Section 6.03 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall federal or state court sitting in the City, County and State of New YOrk and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 6.04 Remedies Cumulative. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement. Accordingly, Buyer hereby agrees that the Company is entitled to an injunction prohibiting any conduct by the Buyer in violation of this Agreement and the Buyer shall not seek the posting of any bond in connection with such request for an injunction. Furthermore, in any action by the Company to enforce this Agreement, Buyer waives its right to assert any counterclaims and its right to assert set-off as a defense. The prevailing party agrees to pay all costs and expenses, including reasonable attorneys' and experts' fees that such prevailing party may incur in connection with the enforcement of this Agreement.

Section 6.05 Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated

Section 6.06 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

Section 6.07 Headings. The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

Section 6.08 Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

Section 6.09 Further Assurances. If at any time any of the parties hereto shall consider or be advised that any further documents or actions are necessary or desirable to vest, perfect or confirm of record or otherwise the rights, title or interest in or to the Shares or under or otherwise pursuant to this Agreement, the parties hereto shall execute and deliver such further documents or take such actions and provide all assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in or to the Shares or under or otherwise pursuant to this Agreement.

Section 6.10 Notice. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by email, with evidence of delivery, (iii) one business day after being sent, if sent by reputable, internationally recognized overnight courier service that provides evidene of delivery or attempted delivery, or (iv) three (3) business days (five (5) business days for overseas) after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser or Merger Sub at or prior to the Closing, to:

Alberton Acquisition Corporation
Room 1001, 10/F, Capital Center

151 Gloucester Road

Wanchai, Hong Kong

Attn: Guan Wang

Telephone:

Email:

with a copy (which will not constitute notice) to:

Hunter Taubman Fischer & Li LLC

1450 Broadway; 26th floor

New York, New York 10018

Attn: Arila Zhou, Esq.

Telephone No. (212) 530-2232

Email:azhou @htflawyers.com

With a copy to: SolarMax Technology, Inc. 3080 12th Street Riverside, California 92507 Attn: David Hsu, CEO Email: DavidH@solarmaxtech.com	Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 Attn: Asher S. Levitsky PC. Telephone No.: (646) 895-7152 Email: alevitsky@egsllp.com
If to the Company after the Closing: SolarMax Technology, Inc. 3080 12th Street Riverside, California 92507 Attn: David Hsu, CEO Email: DavidH@solarmaxtech.com	Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 Attn: Asher S. Levitsky PC. Telephone No.: (646) 895-7152 Email: alevitsky@egsllp.com
Notice to the Buyer shall be given to the address underneath the Buyer’s name on the signature page hereto to the attention of the person who executed this Agreement on behalf of the Buyer.

Section 6.11 Waiver of Claims Against Trust. Reference is made to the final prospectus of the Company, filed with the Securities Exchange Commission on October 24, 2018 (the “Prospectus”). Buyer warrants and represents that it has read the Prospectus and understands that the Company has established a trust account containing the proceeds of its initial public offering (“IPO”) and from certain private placements occurring simultaneously with the IPO (collectively, with interest accrued from time to time thereon, the “Trust Fund”) initially in an amount of $100,000,000 for the benefit of the Company’s public shareholders (“Public Shareholders”) and certain parties (including the underwriters of the IPO) and that, except for a portion of the interest earned on the amounts held in the Trust Fund, the Company may disburse monies from the Trust Fund only: (i) to the Public Shareholders in the event they elect to redeem ordinary shares of the Company in connection with the consummation of the Company’s Business Combination, (ii) to the Public Shareholders if the Company fails to consummate a Business Combination within the applicable time period, (iii) any amounts necessary to pay any taxes and for working capital purposes from the interest accrued in the Trust Fund or (iv) to the Company after or concurrently with the consummation of a Business Combination.

For and in consideration of the Company entering into entering into this agreement with Buyer, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Fund or distributions thereform, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, any proposed or actual business relationship between the Company and Buyer, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Claims”). Buyer hereby irrevocably waives any Claims it may have against the Trust Fund (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Fund (including any distributions therefrom) for any reason whatsoever (including, without limitation, for an alleged breach of this Agreement). Buyer agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Company to induce it to enter in this Agreement, and Buyer further intends and understands such waiver to be valid, binding and enforceable under applicable law.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

ALBERTON ACQUISITION CORP.

By:	/s/ Guan Wang
Name:	Guan Wang
Title:	Chief Executive Officer

JSDC INVESTMENT LLC

By:	/s/ Jason Mo
Name:	Jason Mo
Title:	Chief Executive Officer
Email:	Jasonm@blonmedicaltech.com
Address of Buyer: 4248 Sapphire Hill Lane Chino Hills, CA 91709

Exhibit A

Accredited Investor Questionnaire

_____ A natural person whose individual net worth or joint net worth with Buyer’s spouse, at the time of this purchase exceeds $1,000,000. For the purposes of calculating joint net worth, joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard of this paragraph (a)(5) does not require that the securities be purchased jointly. (PLEASE NOTE: In calculating net worth, you include all of your assets (other than your primary residence), whether liquid or illiquid, such as cash, stock, securities, personal property and real estate based on the fair market value of such property MINUS all debts and liabilities (other than indebtedness secured by your primary residence, up to the estimated fair market value of the primary residence, unless the borrowing occurs in the 60 days preceding the purchase of the Units and is not in connection with the acquisition of the primary residence. In such cases, the debt secured by the primary residence must be treated as a liability in the net worth calculation.). In the event any incremental mortgage or other indebtedness secured by your primary residence occurs in the 60 days preceding the date of the purchase of the Units, the incremental borrowing must be treated as a liability and deducted from your net worth even though the value of your primary residence will not be included as an asset. Further, the amount of any mortgage or other indebtedness secured by your primary residence that exceeds the fair market value of the residence should also be deducted from your net worth);

_____ A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with Buyer’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_____ A director or executive officer or manager of the Company.

_____ A natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this paragraph, the Commission will consider, among others, the following attributes: (i) The certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution; (ii) The examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing; (iii) Persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and (iv) An indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable. Note: The Commission will designate professional certifications or designations or credentials for purposes of this item, by order, after notice and an opportunity for public comment. The professional certifications or designations or credentials currently recognized by the Commission as satisfying the above criteria will be posted on the Commission’s website.

_____ A natural person who is a “knowledgeable employee,” as defined in in rule 3c5(a)(4) under the Investment Company Act of 1940, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.

_____ A “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investmen.

_____ A“family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements of a family office above and whose prospective investment in the issuer is directed by such family office .

_____ Any bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

_____ Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934.

_____ Insurance company as defined in section 2(13) of the Securities Act.

_____ Investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act.

_____ Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

_____ Employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

_____ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

_____ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

_____ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Commission under the Securities Act.

Any entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000. For the purposes this item, “investments” is defined in rule 2a51-1(b) under the Investment Company Act of 1940.

_____ Any entity in which all of the equity owners are accredited investors (i.e., all of the equity owners meet one of the tests for an accredited investor1).

_____ Any Individual Retirement Account (IRA) for the benefit of an accredited investor2.

[1]	If the Purchase is an accredited investor because all equity owners are accredited investors, each equity owner should complete an accredited investor questionnaire and should provide a copy of his or her license or passport.
[2]	The tests for an accredited investor who is an individual are the first five tests on this Exhibit A.